UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2024

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500

Houston, Texas 77024

(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 25, 2024, Group 1 Automotive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), and the guarantors listed in Schedule 2 thereto (collectively, the “Guarantors”), which provided for the sale by the Company of $500.0 million aggregate principal amount of its 6.375% Senior Notes due 2030 (the “Notes”) to the Initial Purchasers (the “Offering”). The Notes were initially sold to investors at par. The Notes are guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Guarantors. The closing of the issuance and sale of the Notes occurred on July 30, 2024. The Company received net proceeds of approximately $494.5 million from the Offering after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company expects to use the proceeds of the Offering to repay borrowings under its revolving credit facility and for general corporate purposes.

The Notes and Guarantees were offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Relationships

Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is the administrative agent under the Company’s revolving credit facility and affiliates of certain of the initial purchasers are lenders under the Company’s revolving credit facility. Accordingly, such affiliates received a portion of the net proceeds of the Offering.

Indenture

The terms of the Notes are governed by the indenture, dated as of July 30, 2024 (the “Indenture”), by and among the Company, the Guarantors and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Notes will mature on January 15, 2030, and interest is payable on the Notes on January 15 and July 15 of each year, commencing on January 15, 2025. At any time prior to July 15, 2026, the Company may redeem up to 40% of the original principal amount of the Notes using the proceeds of certain equity offerings at a redemption price of 106.375% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that:

(i)	at least 60% of the aggregate principal amount of all Notes issued remains outstanding after each such redemption; and

(ii)	the redemption occurs within 120 days of the date of the closing of such equity offering.

Prior to July 15, 2026, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium as of, and accrued and unpaid interest, if any, on the Notes redeemed to, the applicable date of redemption.

On or after July 15, 2026, the Company may on any one or more occasions redeem all or a part of the Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Percentage
2026	103.188%
2027	101.594%
2028 and thereafter	100.000%

Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank: (i) equal in right of payment with all existing and future senior unsecured indebtedness of the Company; (ii) effectively subordinated to all existing and future senior secured debt of the Company to the extent of the value of the assets securing such debt; (iii) senior in right of payment to all existing and future subordinated indebtedness of the Company; and (iv) structurally subordinated to all existing and future liabilities (including trade payables) of any non-guarantor subsidiaries. The Note Guarantees will rank equally in right of payment with all of the Guarantor’s existing and future senior indebtedness and senior in right of payment to all of the Guarantor’s existing and future subordinated indebtedness.

The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem the Company’s capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications. Certain covenants will be suspended and will not apply to the Notes for such period of time, if any, that the Notes have investment grade ratings from either S&P Global Ratings or Moody’s Investors Service, Inc. and no default or event of default shall have occurred and be continuing at the time of suspension.

The Indenture contains customary events of default, including:

•	failure to pay principal of (or premium, if any, on) any Note when due and payable, at maturity, upon redemption or otherwise;

•	failure to pay any interest on any Note when due and payable and such default continues for 30 days;

•	default in the payment of principal and interest on Notes required to be purchased pursuant to an offer to purchase when due and payable;

•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $200.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $200.0 million within 60 days;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Restricted Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary; and

•	any Guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by its maker.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 of this Form 8-K.

Item 8.01 – Other Events.

On July 25, 2024, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 30, 2024, by and among Group 1 Automotive, Inc., the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

4.2	Form of 6.375% Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).

10.1	Purchase Agreement, dated July 25, 2024, by and among Group 1 Automotive, Inc., J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto, and the guarantors listed in Schedule 2 thereto.

99.1	Press Release of Group 1 Automotive, Inc. dated as of July 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2024

Group 1 Automotive, Inc.

By:	/s/ Gillian A. Hobson
Name:	Gillian A. Hobson
Title:	Senior Vice President

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